Exhibit 23(a)


                          INDEPENDENT AUDITORS' CONSENT


Deloitte & Touche LLP
250 East Fifth Street
P.O. Box 5340
Cincinnati, Ohio 45202-5340



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated August 5, 2002, incorporated by reference in the Annual Report on Form 10-K of The Procter & Gamble Company for the year ended June 30, 2002 and to the reference to us under the heading "Experts" in this Registration Statement.


/S/ DELOITTE & TOUCHE LLP
-----------------------------
Deloitte & Touche LLP
October 8, 2002